                                                                  EXHIBIT 14(A)

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MARY JANE B. FORTIN, MALLARY REZNIK, JENNIFER POWELL and MANDA GHAFERI, or each of them, as his true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any all capacities, to sign any and all amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which THE VARIABLE ANNUITY LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

 REGISTRANT (PRODUCT)                                 FILE NOS.
 --------------------                   -------------------------------------
 VALIC Separate Account A (Equity
   Director, no guarantee)              333-170476 / 811-03240
 VALIC Separate Account A (GUP,
   guarantee)                           002-32783 / 811-03240
 VALIC Separate Account A (Impact,
   guarantee)                           002-96223 / 811-03240
 VALIC Separate Account A
   (Independence Plus, guarantee)       333-124398 / 811-03240
 VALIC Separate Account A (Portfolio
   Director, no guarantee)              333-137942 / 811-03240
 VALIC Separate Account A (Portfolio
   Director, guarantee)                 033-75292 / 811-03240
 VALIC Separate Account A (Potentia,
   guarantee)                           333-49232 / 811-03240

Signature                            Title                       Date
-------------------- -------------------------------------- ---------------

JAY S. WINTROB       Chairman of the Board, President and   April 28, 2014
-------------------- Chief Executive Officer
JAY S. WINTROB

THOMAS J. DIEMER     Director, Senior Vice                  April 28, 2014
-------------------- President and
THOMAS J. DIEMER     Chief Risk Officer

JEFFREY M. FARBER    Director                               April 28, 2014
--------------------
JEFFREY M. FARBER

MARY JANE B. FORTIN Director, Executive Vice President and April 28, 2014 -------------------- Chief Financial Officer
MARY JANE B. FORTIN

DEBORAH A GERO                                              April 28, 2014
-------------------- Director, Senior Vice President and
DEBORAH A. GERO      Chief Investment Officer

JANA W. GREER        Director and President -               April 28, 2014
-------------------- Individual Retirement
JANA W. GREER

STEPHEN A. MAGINN                                           April 28, 2014
-------------------- Director, Senior Vice President
STEPHEN A. MAGINN    and Chief Distribution Officer

JAMES A. MALLON      Director and President - Life          April 28, 2014
-------------------- and Accident & Health
JAMES A. MALLON

JONATHAN J. NOVAK    Director and President -               April 28, 2014
-------------------- Institutional Markets
JONATHAN J. NOVAK

CURTIS W. OLSON      Director and President - Group         April 28, 2014
-------------------- Benefits
CURTIS W. OLSON

STEVEN D. ANDERSON   Vice President and Controller          April 28, 2014
--------------------
STEVEN D. ANDERSON

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